Exhibit 99.1

Leslie’s, Inc. Announces First Quarter Fiscal 2022 Financial Results

Repurchased 7.5 million Shares Under Share Repurchase Program

Raises Full Year Outlook

•
Record first quarter sales of $184.8 million, an increase of 27.5%; Comparable sales growth of 20.5%
•
Net loss improved by $15.8 million to $(14.5) million; Adjusted net loss of $(10.9) million compared to $(10.6) million in the prior year period
•
Diluted earnings per share improved to $(0.08) compared to $(0.17) in the prior year period. Adjusted diluted earnings per share remained consistent at $(0.06) compared to the prior year period
•
Adjusted EBITDA increased by $1.3 million to $1.1 million compared to $(0.2) million in the prior year period
•
Repurchased 7.5 million shares for $152 million during the first quarter under the share repurchase program; $148 million remaining under the existing authorization
•
Raises Fiscal 2022 sales outlook by $20 million, gross profit by $10 million, Adjusted EBITDA by $5 million, and Adjusted earnings per share by $0.03

PHOENIX, February 3, 2022 – Leslie's, Inc. ("Leslie's" or "the Company”; NASDAQ: LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the first quarter of Fiscal 2022.

Mike Egeck, Chief Executive Officer, commented, "We are very encouraged by our start to Fiscal 2022. Continued industry tailwinds, the competitive advantages derived from our integrated platform of physical and digital assets, and strong execution of our strategic growth initiatives drove record first quarter results. With this strong start, we remain confident in our ability to continue to perform at a high level for the balance of the year."

For the Thirteen-Weeks Ended January 1, 2022 Highlights

•
Sales increased $39.8 million, or 27.5%, to $184.8 million compared to $145.0 million in the prior year period. Comparable sales increased 20.5%.
•
Gross profit increased $15.6 million, or 30.2%, to $67.3 million compared to $51.7 million in the prior year period and gross margin increased 70 basis points to 36.4% compared to 35.7% in the prior year period.
•
Selling, general and administrative expenses ("SG&A") increased $2.3 million, or 3.0%, to $79.8 million compared to $77.5 million in the prior year period, primarily driven by the sales increase, continued investments to support Company growth, and expenses associated with acquisitions completed after the end of the first quarter of Fiscal 2021. During the first quarter of Fiscal 2022, the Company also incurred lower non-cash equity-based compensation costs of $9.4 million and did not incur certain one-time payments of contractual amounts of $8.2 million, as compared to the prior year period. The elevated first quarter Fiscal 2021 costs were primarily incurred in connection with the Company's initial public offering ("IPO").
•
Operating loss improved to $(12.5) million compared to $(25.8) million in the prior year period.
•
Net loss improved by $15.8 million to $(14.5) million compared to $(30.3) million in the prior year period.
•
Adjusted net loss was $(10.9) million compared to $(10.6) million in the prior year period.
•
Diluted earnings per share improved to $(0.08) compared to $(0.17) in the prior year period. Adjusted diluted earnings per share remained consistent at $(0.06) in the prior year period.
•
Adjusted EBITDA improved by $1.3 million to $1.1 million compared to $(0.2) million in the prior year period.

Balance Sheet and Cash Flow Highlights

•
Cash and cash equivalents totaled $53.3 million as of January 1, 2022 compared to $102.8 million as of January 2, 2021, a decrease of $49.5 million. During the first quarter of Fiscal 2022, we repurchased 7.5 million shares of common stock totaling $151.9 million, excluding offering costs. As of January 1, 2022, $148.1 million remained available under the program. There were no borrowings on the revolver as of January 1, 2022 or January 2, 2021.
•
Inventories totaled $244.6 million as of January 1, 2022 compared to $174.5 million as of January 2, 2021, an increase of $70.1 million, or 40.2%, reflecting a continued investment in inventory to meet heightened consumer demand.
•
Funded debt totaled $803.9 million as of January 1, 2022 compared to $809.1 million as of January 2, 2021.
•
Net cash used in operating activities totaled $125.6 million in the first quarter of Fiscal 2022 compared to $119.3 million in the first quarter of Fiscal 2021.
•
Capital expenditures totaled $5.4 million in the first quarter of Fiscal 2022 compared to $2.7 million in the first quarter of Fiscal 2021.

Fiscal 2022 Outlook

The Company raised its outlook for the full year of Fiscal 2022:

	Current Outlook	Prior Outlook
Sales	$1,495 to $1,520 million	$1,475 to $1,500 million
Gross profit	$665 to $675 million	$655 to $665 million
Net income	$170 to $180 million	$170 to $180 million
Adjusted net income	$183 to $193 million	$180 to $190 million
Adjusted EBITDA	$300 to $310 million	$295 to $305 million
Adjusted diluted earnings per share	$0.97 to $1.03	$0.94 to $1.00
Diluted weighted average shares outstanding	187 to 189 million	190 to 192 million

Conference Call Details

A conference call to discuss its financial results for the first quarter of Fiscal 2022 is scheduled for today, Thursday, February 3, 2022 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-0784 (international callers please dial 1-201-689-8560) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed, along with the associated slides, online at https://ir.lesliespool.com/ for 90 days.

About Leslie's

Founded in 1963, Leslie's is the largest direct-to-consumer brand in the U.S. pool and spa care industry, serving residential, professional, and commercial consumers. Leslie's markets its products through more than 950 physical locations and multiple digital platforms. Our associates, pool and spa care experts, and certified technicians are passionate about empowering consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth and Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings per share, to evaluate the effectiveness of its business strategies, to make budgeting decisions, and to compare its performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted EBITDA is defined as earnings before interest (including amortization of debt costs), taxes, depreciation and amortization, management fees, equity-based compensation expense, loss on debt extinguishment, costs related to equity offerings, strategic initiative costs, executive transition costs, loss (gain) on disposition of assets, mark-to-market on interest rate cap, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income, cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those included in the calculation of Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Earnings per Share

Adjusted net income (loss) and Adjusted earnings per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted earnings per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude management fees, equity-based compensation expense, loss on debt extinguishment, costs related to equity offerings, strategic initiative costs, executive transition costs, loss (gain) on disposition of assets, mark-to-market on interest rate cap, and other non-recurring, non-cash or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Our actual results could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth strategies;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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competition from mass merchants and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy, and the housing market;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to attract and retain senior management and other qualified personnel;
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regulatory changes and development affecting our current and future products;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from the COVID-19 pandemic;
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impacts on our business from cyber incidents and other security threats or disruptions; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the U.S. Securities and Exchange Commission.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described above. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Investors

Farah Soi/Caitlin Churchill

ICR

investorrelations@lesl.com

Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	January 1, 2022	January 2, 2021
Sales	$184,824	$145,006
Cost of merchandise and services sold	117,508	93,291
Gross profit	67,316	51,715
Selling, general and administrative expenses	79,785	77,489
Operating loss	(12,469)	(25,774)
Other expense:
Interest expense	6,863	11,516
Loss on debt extinguishment	—	7,281
Other expenses, net	389	—
Total other expense	7,252	18,797
Loss before taxes	(19,721)	(44,571)
Income tax benefit	(5,270)	(14,314)
Net loss	$(14,451)	$(30,257)
Earnings per share
Basic	$(0.08)	$(0.17)
Diluted	$(0.08)	$(0.17)
Weighted average shares outstanding
Basic	188,507	176,990
Diluted	188,507	176,990

Other Financial Data (1)

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	January 1, 2022	January 2, 2021
Adjusted EBITDA	$1,096	$(243)
Adjusted net loss	$(10,916)	$(10,619)
Adjusted earnings per share - Basic	$(0.06)	$(0.06)
Adjusted earnings per share - Diluted	$(0.06)	$(0.06)
(1)
See section titled “GAAP to Non-GAAP Reconciliation”.

Consolidated Balance Sheets

(amounts in thousands, except share and per share amounts)

	January 1, 2022	October 2, 2021	January 2, 2021
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$53,341	$343,498	$102,809
Accounts and other receivables, net	39,353	38,860	37,116
Inventories	244,632	198,789	174,535
Prepaid expenses and other current assets	38,173	20,564	25,604
Total current assets	375,499	601,711	340,064
Property and equipment, net	65,883	70,335	62,628
Operating lease right-of-use assets	207,291	212,284	191,125
Goodwill and other intangibles, net	132,428	129,020	120,636
Deferred tax assets	2,327	3,734	14,729
Other assets	27,837	25,148	16,658
Total assets	$811,265	$1,042,232	$745,840
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable and accrued expenses	$188,824	$233,597	$126,864
Operating lease liabilities	56,873	61,071	56,398
Income taxes payable	411	6,945	—
Current portion of long-term debt	8,100	8,100	8,341
Total current liabilities	254,208	309,713	191,603
Operating lease liabilities, noncurrent	153,834	160,037	139,796
Long-term debt, net	784,527	786,125	795,394
Other long-term liabilities	—	3,915	5,457
Total liabilities	1,192,569	1,259,790	1,132,250
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 182,496,645 and 189,821,011 issued and outstanding as of January 1, 2022 and October 2, 2021, respectively, and 205,150,000 authorized and 186,618,446 issued and outstanding as of January 2, 2021.	182	190	187
Additional paid in capital	80,062	204,711	192,753
Retained deficit	(461,548)	(422,459)	(579,350)
Total stockholders’ deficit	(381,304)	(217,558)	(386,410)
Total liabilities and stockholders’ deficit	$811,265	$1,042,232	$745,840

Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended
	January 1, 2022	January 2, 2021
Operating Activities
Net loss	$(14,451)	$(30,257)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,241	6,595
Equity-based compensation	2,751	12,160
Amortization of deferred financing costs and debt discounts	496	648
Provision for doubtful accounts	249	59
Deferred income taxes	1,407	(8,146)
Loss (gain) on disposition of assets	17	(1,758)
Loss on debt extinguishment	—	7,281
Changes in operating assets and liabilities:
Accounts and other receivables	(742)	(5,694)
Inventories	(43,723)	(25,569)
Prepaid expenses and other current assets	(17,593)	(2,943)
Other assets	(2,741)	(2,215)
Accounts payable and accrued expenses	(48,528)	(65,626)
Income taxes payable	(6,534)	(1,857)
Operating lease assets and liabilities, net	(5,408)	(1,969)
Net cash used in operating activities	(125,559)	(119,291)
Investing Activities
Purchases of property and equipment	(5,402)	(2,706)
Business acquisitions, net of cash acquired	(5,146)	—
Proceeds from disposition of fixed assets	21	2,404
Net cash used in investing activities	(10,527)	(302)
Financing Activities
Repayment of long term debt	(2,025)	(392,085)
Proceeds from options exercised	100	—
Repurchase and retirement of common stock	(152,146)	—
Proceeds from issuance of common stock upon initial public offering, net	—	458,686
Net cash (used in) provided by financing activities	(154,071)	66,601
Net decrease in cash and cash equivalents	(290,157)	(52,992)
Cash and cash equivalents, beginning of period	343,498	155,801
Cash and cash equivalents, end of period	$53,341	$102,809
Supplemental Information:
Interest	$6,725	$19,635
Income taxes, net of refunds received	(50)	920

GAAP to Non-GAAP Reconciliation

(amounts in thousands except per share amounts)

(unaudited)

	Three Months Ended
	January 1, 2022	January 2, 2021
Net loss	$(14,451)	$(30,257)
Interest expense	6,863	11,516
Income tax benefit	(5,270)	(14,314)
Depreciation and amortization expense(1)	9,241	6,595
Management fees(2)	—	382
Equity-based compensation expense(3)	2,794	12,160
Loss on debt extinguishment(4)	—	7,281
Costs related to equity offerings(5)	389	8,152
Strategic initiative costs(6)	1,513	—
Executive transition costs and other(7)	17	(1,758)
Adjusted EBITDA	$1,096	$(243)

	Three Months Ended
	January 1, 2022	January 2, 2021
Net loss	$(14,451)	$(30,257)
Management fees(2)	—	382
Equity-based compensation expense(3)	2,794	12,160
Loss on debt extinguishment(4)	—	7,281
Costs related to equity offerings(5)	389	8,152
Strategic initiative costs(6)	1,513	—
Executive transition costs and other(7)	17	(1,758)
Tax effects of these adjustments(8)	(1,178)	(6,579)
Adjusted net loss	$(10,916)	$(10,619)

	Three Months Ended
	January 1, 2022	January 2, 2021
Adjusted earnings per share - basic	$(0.06)	$(0.06)
Adjusted earnings per share - diluted	$(0.06)	$(0.06)
Weighted average shares outstanding
Basic	188,507	176,990
Diluted	188,507	176,990

(1)
Includes depreciation related to our distribution centers and locations, which is reported in cost of merchandise and services sold in our condensed consolidated statements of operations.
(2)
Represents amounts paid or accrued in connection with our management services agreement, which was terminated upon the completion of our IPO in November 2020 and are reported in SG&A in our condensed consolidated statements of operations.
(3)
Represents equity-based compensation and the related Company payroll tax expense which are reported in SG&A in our condensed consolidated statements of operations.
(4)
Represents non-cash expense due to the write-off of deferred financing costs related to the repayment of our senior unsecured notes in fiscal 2021 and are reported in loss on debt extinguishment in our condensed consolidated statements of operations.
(5)
Includes one-time payments of contractual amounts incurred in connection with our IPO that was completed in November 2020 which are reported in SG&A, and costs incurred for follow-on equity offerings in December 2021 which are reported in other expenses, net in our condensed consolidated statements of operations.
(6)
Represents non-recurring costs, such as third-party consulting costs that are not part of our ongoing operations and are incurred to execute differentiated, project-based strategic initiatives, and are reported in SG&A in our condensed consolidated statements of operations.
(7)
Includes executive transition costs, losses (gains) on disposition of fixed assets, and other non-recurring, non-cash or discrete items as determined by management. Amounts are reported in SG&A and other expenses, net in our condensed consolidated statements of operations.
(8)
Represents the tax effect of the total adjustments based on our actual statutory tax rate. Amounts are reported in income tax benefit in our condensed consolidated statements of operations.